Contacts:

Ligand Pharmaceuticals Incorporated            LHA
John Higgins, President and CEO            Bruce Voss
investors@ligand.com                 bvoss@lhai.com
(858) 550-7500                    (310) 691-7100
@Ligand_LGND                    @LHA_IR_PR

Ligand Names Melanie J. Herman Interim Chief Financial Officer

SAN DIEGO (April 23, 2015) – Ligand Pharmaceuticals Incorporated (NASDAQ: LGND) announces the appointment of Melanie J. Herman as interim Chief Financial Officer, effective May 21st. Ms. Herman currently serves as Ligand’s Director of Accounting and Chief Accounting Officer. She succeeds Nishan de Silva, who has accepted the position of President and Chief Operating Officer at a privately held therapeutics-focused gene editing company and who has notified Ligand of his resignation, to be effective next month.

“Melanie has been a highly competent and dedicated colleague for more than four years at Ligand, joining the team when we acquired CyDex and the Captisol business. She is well-versed in all aspects of our accounting and finances, and is particularly knowledgeable about our Captisol business having worked at CyDex prior to Ligand’s acquisition of the company,” said John Higgins, Chief Executive Officer of Ligand. “It has been a pleasure working with Nishan, and on behalf of Ligand and our Board of Directors I extend best wishes to him for continued professional success.”

Ms. Herman joined Ligand in January 2011 as the Company’s Controller, and was named Director of Accounting in March 2014 and Chief Accounting Officer in April 2014. Previously she was Controller at CyDex Pharmaceuticals, Inc. from 2009 to 2011, Assistant Controller and Accounting Manager at Entertainment Properties Trust from 2004 to 2009 and Senior Accountant at KPMG, LLP from 2001 to 2004. Ms. Herman holds a Bachelor of Science with a dual major of Accounting and Finance from Kansas State University, and is a Certified Public Accountant (inactive).

About Ligand Pharmaceuticals

Ligand is a biopharmaceutical company with a business model focused on developing or acquiring royalty generating assets and coupling them with a lean corporate cost structure. Ligand’s goal is to produce a bottom line that supports a sustainably profitable business. By diversifying the portfolio of assets across numerous technology types, therapeutic areas, drug targets and industry partners, we offer investors an opportunity to invest in the increasingly complicated and unpredictable pharmaceutical industry. In comparison to its peers, we believe Ligand has assembled one of the largest and most diversified asset portfolios in the industry with the potential to generate revenue in the future. These therapies seek to address the unmet medical needs of patients for a broad spectrum of diseases including diabetes, hepatitis, muscle wasting, Alzheimer’s disease, dyslipidemia, anemia, asthma and osteoporosis. Ligand’s Captisol platform technology is a patent-protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Ligand has established multiple alliances with the world's leading pharmaceutical companies including Novartis, Amgen Inc., Merck, Pfizer, Baxter International and Eli Lilly & Co. Please visit www.captisol.com for more information on Captisol and www.ligand.com for more information on Ligand.

Follow Ligand on Twitter @Ligand_LGND.

Forward-Looking Statements

This news release contains certain forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this release. These statements include those related to Company’s personnel and executive officer transitions. Actual events or results may differ from our expectations. For example, there can be no assurance that Ms. Herman will be able to take on the role of interim Chief Financial Officer on the expected timeline or at all. The failure to meet expectations with respect to any of the foregoing matters may have a negative effect on Ligand's stock price. Additional information concerning these and other risk factors affecting Ligand's business can be found in prior press releases available via www.ligand.com as well as in Ligand's public current and periodic filings with the Securities and Exchange Commission at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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